Exhibit 23.1

When the transaction referred to under the heading “Reverse Stock Split” in note 11 of the notes to the financial statements has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ORIC Pharmaceuticals, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

San Diego, California

April     , 2020